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                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Casmyn Corp.'s Registration Statement on Form S-8 dated August 27, 1996 of our report dated December 31, 1998 with reference to our audit of the consolidated financial statements of Casmyn Corp. as of September 30, 1998 and 1997 and for the three years then ended, which report is included in Casmyn Corp.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
March 26, 1999